UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2009

RELIV INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11768	37-1172197
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

136 Chesterfield Industrial Boulevard, Chesterfield, MO	63005
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (636) 537-9715

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item No. 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 23, 2009, the Registrant entered into a Stock Purchase Agreement (“Agreement”) with The Paul and Jane Meyer Family Foundation (“Foundation”) to purchase an aggregate of 2,068,973 shares of the common stock of the Registrant from the Foundation at an aggregate purchase price of $6,106,919.   Pursuant to the Agreement, at the closing, the Registrant paid to the Foundation the sum of $5,000,000 and delivered to the Foundation the promissory note of the Registrant in the principal amount of $1,106,919, bearing interest at the rate of 6%, due 90 days from the date of the closing.  The closing was held, payment made and the shares transferred on April 27, 2009.

The transaction and Agreement were authorized and approved by the Board of Directors of the Registrant on April 15, 2009.

A copy of the Agreement is filed herewith as Exhibit 10.1.

Item No. 9.01 – Exhibits

The following exhibit is attached.

Exhibit No.	Exhibit

10.1	Stock Purchase Agreement among the Paul and Jane Meyer Family Foundation and Reliv International, Inc. dated April 23, 2009.

99	Press Release Dated April 27, 2009, captioned “Reliv International Buys All Reliv Shares Held by the Paul and Jane Meyer Family Foundation”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Reliv International, Inc.
(Registrant)

Date:   April 28, 2009
By:  /s/ Steven D. Albright

Steven D. Albright
Chief Financial Officer